SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 1, 2005

Date of Report (Date of Earliest Event Reported)

EQUITY INNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	01-12073	62-1550848

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7700 Wolf River Boulevard
Germantown, Tennessee 38138

(Address of Principal Executive Offices) (Zip Code)

(901) 754-7774

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 1, 2005, Equity Inns, Inc. (the “Company”) completed the acquisition of a Hilton Garden Inn (the “Acquisition”) located in Ft. Myers, Florida from the McKibbon Hotel Group, Inc., a third party hotel developer and management company, for approximately $14.5 million. The purchase price was funded with borrowings under our line of credit with Banc One, NA as administrative agent. The hotel includes 126 rooms and will continue to be managed by McKibbon Hotel Management, Inc. for a minimum of three years under a performance based management contract. The Acquisition represents the third acquisition by the Company from the McKibbon Hotel Group, Inc. McKibbon Hotel Management, Inc. manages 14 of the Company’s hotels.

Item 9.01. Financial Statements and Exhibits.

Pursuant to Item 9.01(a)(1) and (b)(1) and the requirements of Regulation S-X, the Company will determine the significance of the Acquisition in relation to the Company’s 2004 financial results to be included in the Company’s annual report on Form 10-K for the year ended December 31, 2004 and will file financial statements and pro forma financial information for the Acquisition by amendment to this current report on Form 8-K, if required.

(a)	Financial Statements of Businesses Acquired. Financial statements for the Acquisition will be filed, if required, by amendment hereto no later than 71 days after the date this current report is required to be filed.

(b)	Pro Forma Financial Information. Pro forma financial information for the Acquisition will be filed, if required, by amendment hereto not later than 71 days after the date this current report is required to be filed.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY INNS, INC.
March 4, 2005	/s/ J. Mitchell Collins
J. Mitchell Collins
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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